Exhibit 99.1

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
07/25/06	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Anna Rozenich, 630-623-7316

McDONALD’S SECOND QUARTER OPERATING RESULTS

FUELED BY STRONG SALES AND MARGIN PERFORMANCE WORLDWIDE

OAK BROOK, IL — McDonald’s Corporation today announced strong operating results for the second quarter and six months ended June 30, 2006.

The Company reported the following highlights for the quarter:

•	Revenues increased 9% driven by a global comparable sales increase of 5.5%

•	Company-operated and franchised restaurant margins improved in all geographic segments for the second consecutive quarter

•	Operating income rose 12%

•	Earnings per share were $0.67, including $0.10 of income from the sale of Chipotle Mexican Grill shares and $0.02 of expense related to impairment and a one-time impact from a tax law change. Second quarter 2005 earnings per share were $0.42, including $0.09 of tax expense due to the Homeland Investment Act

•	The Company repurchased about $800 million, or 23.5 million shares of its stock

Chief Executive Officer Jim Skinner commented, “Our focused and disciplined approach to executing McDonald’s Plan to Win continues to yield outstanding results. During the second quarter, we generated strong sales and profitability increases across all segments of the business and achieved double-digit consolidated operating income growth.”

In the U.S., customer-centric business initiatives drove revenue, margin and operating income growth. McDonald’s U.S. performance continues to reflect the winning combination of compelling everyday value and innovative menu options.

In Europe, the three-tiered menu that offers premium, core and everyday low-price menu selections, as well as unique promotions that celebrate Europe’s enthusiasm for events like the World Cup, strengthened McDonald’s connection with consumers. Jim Skinner noted, “Europe’s 6.3% comparable sales increase was the strongest quarterly result in more than 10 years. We are pleased with Europe’s improving profitability and remain intent on building upon these strong results.”

In Asia/Pacific, Middle East and Africa, the Company’s ongoing commitment to everyday value balanced with premium products that appeal to local tastes contributed to the segment’s strong performance for the quarter.

The Company remains focused on the core McDonald’s restaurant business as the opportunities are significant. Accordingly, McDonald’s Board of Directors approved the disposition of the Company’s remaining interest in Chipotle Mexican Grill through a tax-free exchange of Chipotle shares for McDonald’s stock. Subject to market conditions, McDonald’s expects to file a registration statement relating to the exchange offer with the Securities and Exchange Commission in the coming weeks and anticipates that the transaction will be completed by the end of October.

McDonald’s continues to demonstrate its ongoing commitment to driving shareholder value. In 2006 and 2007 combined, the Company expects to return at least $5 billion to $6 billion to shareholders through dividends and share repurchase. McDonald’s stock acquired with the proceeds from the Chipotle share sale, as well as through the exchange offer, will be incremental to this amount. This quarter, the Company repurchased about $800 million of McDonald’s stock, bringing year-to-date share repurchases to $1.8 billion.

The Company also continues to make progress on previously announced plans to convert 15 to 20 international markets to a developmental licensee structure. The conversion of three markets to development licenses - Honduras, Nicaragua and Bulgaria - has been completed in 2006.

Jim Skinner added, “Overall, the Company’s strong quarterly performance reflects the ongoing benefits of enhancing the McDonald’s experience, introducing innovative products and improving the relevance of the brand. Our results reaffirm my confidence in our ability to capitalize on the opportunities and growth potential of the McDonald’s business.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

Quarters ended June 30,	2006	2005	% Inc	Currency Translation Benefit/(Loss)	% Inc Excluding Currency Translation
Revenues	$5,572.3	$5,095.7	9	$40.5	9
Operating income	1,139.4	1,016.7	12	(1.3)	12
Net income	834.1	530.4	57	(2.1)	58
Earnings per share—diluted*	0.67	0.42	60	—	60

Six months ended June 30,	2006	2005	% Inc	Currency Translation (Loss)	% Inc Excluding Currency Translation
Revenues	$10,673.2	$9,898.5	8	$(56.1)	8
Operating income	2,063.2	1,926.3	7	(32.6)	9
Net income	1,459.4	1,258.3	16	(17.1)	17
Earnings per share—diluted**	1.16	0.98	18	(0.01)	19

*	The following items, in total, positively impacted the percentage increase in diluted earnings per share by 44 percentage points for the second quarter 2006 compared with 2005:

2006

–	$0.10 of nonoperating income due to the secondary sale of Chipotle shares;

–	$0.01 of operating expense related primarily to an impairment charge on the anticipated sale of a small market in Asia/Pacific, Middle East and Africa to a developmental licensee; and

–	$0.01 of net incremental tax expense primarily related to the one-time impact from a tax law change in Canada.

2005

–	$0.09 of incremental tax expense related to the Company’s decision to repatriate foreign earnings under the Homeland Investment Act in 2005.

**	The following first quarter items, in combination with the items discussed above, in total, positively impacted the percentage increase in diluted earnings per share by 2 percentage points for the six months ended June 30, 2006 compared with 2005:

2006

–	$0.04 of nonoperating income due to the IPO of Chipotle Mexican Grill and the concurrent sale of Chipotle shares; and

–	$0.05 of operating expenses primarily related to: a limited number of restaurant closings in the U.K. in conjunction with an overall restaurant portfolio review; costs to buy out certain litigating franchisees in Brazil; and an impairment charge on the sale of Bulgaria to a developmental licensee.

2005

–	$0.13 tax benefit due to a favorable audit settlement of the Company’s 2000-2002 U.S. tax returns.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all McDonald’s restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be closed include road construction, reimaging or remodeling, and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:30 a.m. Central Time on July 25, 2006. A link to the live webcast will be available at www.investor.mcdonalds.com and an archived replay of this webcast will be available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and six months ended June 30, 2006.

The Company plans to release July 2006 sales information on August 8, 2006.

ADDITIONAL INFORMATION

In connection with the proposed disposition by McDonald’s of its interest in Chipotle Mexican Grill, Inc. via a tax-free exchange offer, Chipotle will file with the Securities and Exchange Commission a registration statement that will include an exchange offer prospectus. The prospectus will contain important information about the disposition and related matters. Investors and security holders are urged to read the prospectus, and any other relevant documents filed with the SEC, when they become available and before making any investment decision. Neither McDonald’s, Chipotle nor any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. You will be able to obtain a free copy of the prospectus (when available) and other related documents filed with the SEC by McDonald’s and Chipotle at the SEC’s web site at www.sec.gov, and those documents may also be obtained for free, as applicable, from McDonald’s at www.investor.mcdonalds.com or Chipotle at www.chipotle.com.

FORWARD-LOOKING STATEMENTS

Information in this communication contains forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the benefits of the exchange offer, including future financial and operating results, and each company’s plans, objectives, expectations and intentions and other statements that are not historical facts. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, those forward-looking statements is detailed in the filings of McDonald’s Corporation with the SEC, such as annual and quarterly reports and the prospectus (when available). McDonald’s Corporation disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)
Quarters ended June 30,	2006	2005	$	%

Revenues
Sales by Company-operated restaurants	$4,199.9	$3,811.2	388.7	10
Revenues from franchised and affiliated restaurants	1,372.4	1,284.5	87.9	7

TOTAL REVENUES	5,572.3	5,095.7	476.6	9

Operating costs and expenses
Company-operated restaurant expenses	3,536.7	3,262.6	274.1	8
Franchised restaurants–occupancy expenses	260.3	253.8	6.5	3
Selling, general & administrative expenses	595.5	537.6	57.9	11
Impairment and other charges	22.1	—	22.1	n/m
Other operating expense, net	18.3	25.0	(6.7)	(27)
Total operating costs and expenses	4,432.9	4,079.0	353.9	9

OPERATING INCOME	1,139.4	1,016.7	122.7	12

Interest expense	97.8	88.3	9.5	11
Nonoperating income, net	(23.0)	(6.9)	16.1	n/m
Gain on Chipotle IPO and secondary sales	(197.4)	—	197.4	n/m
Income before provision for income taxes	1,262.0	935.3	326.7	35
Provision for income taxes	427.9	404.9	23.0	6

NET INCOME	$834.1	$530.4	303.7	57

EARNINGS PER SHARE-DILUTED	$0.67	$0.42	0.25	60

Weighted average shares outstanding-diluted	1,248.0	1,269.7	(21.7)	(2)

n/m Not meaningful

# # #

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)
Six months ended June 30,	2006	2005	$	%

Revenues
Sales by Company-operated restaurants	$8,055.8	$7,410.7	645.1	9
Revenues from franchised and affiliated restaurants	2,617.4	2,487.8	129.6	5

TOTAL REVENUES	10,673.2	9,898.5	774.7	8

Operating costs and expenses
Company-operated restaurant expenses	6,839.5	6,371.7	467.8	7
Franchised restaurants–occupancy expenses	512.4	510.8	1.6	—
Selling, general & administrative expenses	1,145.8	1,057.7	88.1	8
Impairment and other charges (credits), net	108.2	(18.7)	126.9	n/m
Other operating expense, net	4.1	50.7	(46.6)	(92)
Total operating costs and expenses	8,610.0	7,972.2	637.8	8

OPERATING INCOME	2,063.2	1,926.3	136.9	7

Interest expense	200.1	178.1	22.0	12
Nonoperating income, net	(56.1)	(17.3)	38.8	n/m
Gain on Chipotle IPO and secondary sales	(248.6)	—	248.6	n/m
Income before provision for income taxes	2,167.8	1,765.5	402.3	23
Provision for income taxes	708.4	507.2	201.2	40

NET INCOME	$1,459.4	$1,258.3	201.1	16

EARNINGS PER SHARE-DILUTED	$ 1.16	$0.98	0.18	18

Weighted average shares outstanding-diluted	1,259.4	1,279.5	(20.1)	(2)

n/m Not meaningful

# # #